Exhibit 99.5

[Year] Non-Employee Director Restricted Stock Unit Agreement

AGREEMENT, made as of this      day of             , 200_ by and between PepsiCo, Inc. (“PepsiCo”), a North Carolina corporation having its principal office at 700 Anderson Hill Road, Purchase, New York, and [Director name] (“Director” or “you”).

W I T N E S S E T H:

WHEREAS, the Board of Directors (the “Board”) and shareholders of PepsiCo have approved the 2003 Long-Term Incentive Plan (the “Plan”), for the purposes and subject to the provisions set forth in the Plan; and

WHEREAS, pursuant to the Plan, as amended and restated, each non-employee director, including the Director, is granted restricted stock units as described herein on             , 200_ (the “Grant Date”); and

WHEREAS, awards granted under the Plan are to be evidenced by an Agreement in such form and containing such terms and conditions as the Board shall determine;

NOW, THEREFORE, it is mutually agreed as follows:

1. Grant. In consideration of your remaining a director of PepsiCo, PepsiCo hereby grants to you, on the terms and subject to the conditions set forth herein,              restricted stock units (the “Restricted Stock Units”).

2. Vesting. Subject to the terms and conditions set forth herein, the Restricted Stock Units shall become fully vested on the              anniversary of the Grant Date (the “Vesting Date”) and will be payable as soon as practicable after that date. Restricted Stock Units may vest only while you are a director of PepsiCo.

3. Payment. Restricted Stock Units that vest and become payable shall be settled in shares of PepsiCo Common Stock with you receiving one share of PepsiCo Common Stock for each vested Restricted Stock Unit. Any amount that PepsiCo may be required to withhold upon the settlement of Restricted Stock Units and/or the payment of dividend equivalents (see Section 5 below) in respect of applicable foreign, federal (including FICA), state and local taxes, must be paid in full at the time of the issuance of shares or payment of cash. PepsiCo may, in its discretion, establish procedures to ensure proper withholding of applicable taxes.

4. Effect of Termination, Death, Retirement and Total Disability.

(a) Termination. Restricted Stock Units may vest and become payable only while you are a director of PepsiCo. Thus, vesting ceases upon the termination of your directorship with PepsiCo. Subject to subparagraph 4(b), all unvested Restricted Stock Units shall automatically be forfeited and canceled upon the date that your directorship with PepsiCo terminates.

(b) Death, Retirement or Total Disability. If your directorship terminates prior to the Vesting Date, by reason of your death, Retirement (as defined in the Plan) or Total Disability (as defined in the Plan), then the Restricted Stock Units shall vest on your last day of directorship with PepsiCo and will be payable as soon as practicable after that date.

5. Dividend Equivalents. During the vesting period, you shall accumulate dividend equivalents with respect to the Restricted Stock Units, which dividend equivalents shall be paid in cash (without interest) to you only if and when the applicable Restricted Stock Units vest and become payable. Dividend equivalents shall equal the dividends actually paid with respect to PepsiCo Common Stock during the vesting period.

6. Misconduct. You shall not (i) use for profit or disclose to unauthorized persons, confidential information or trade secrets of PepsiCo; (ii) breach any contract with or violate any fiduciary obligation to PepsiCo including, without limitation, a violation of PepsiCo’s Worldwide Code of Conduct; (iii) engage in unlawful trading in the securities of PepsiCo or of another company based on information gained as a result of your position with PepsiCo; or (iv) commit a felony or other serious crime. In the event PepsiCo determines that you have breached any term of this Section 6, in addition to any other remedies PepsiCo may have available to it, PepsiCo may in its sole discretion:

(a) Cancel any unvested Restricted Stock Units, in which event you forfeit all rights to any unvested Restricted Stock Units granted hereunder; and

(b) Require you to pay to PepsiCo the value (determined as of the Vesting Date) of any Restricted Stock Units, which have vested within the twelve-month period immediately preceding the date as of which you have breached a provision of this Section 6, as determined by PepsiCo.

7. Nontransferability. Unless the Board specifically determines otherwise: (a) the Restricted Stock Units are personal to you during your lifetime; and (b) the Restricted Stock Units shall not be transferable or assignable, other than in the case of your death, by will or the laws of descent and distribution.

8. Registration, Listing and Qualification of Shares. The Restricted Stock Units shall be subject to the requirement that if, at any time, the Board shall determine that the registration, listing or qualification of shares covered hereby upon any securities exchange or under any foreign, federal, state or local law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of the Restricted Stock Units or the purchase of shares hereunder, the Restricted Stock Units may not be settled unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board. The Board may require that you make such representations and agreements and furnish such information as the Board deems appropriate to assure compliance with or exemption from the foregoing or any other applicable legal requirement, and may cause the certificate or certificates issued to bear a legend indicating the existence of any restriction resulting from such representations and agreements.

9. Adjustment for Change in Common Stock. In the event of any change in the outstanding shares of PepsiCo Common Stock by reason of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination or exchange of shares, spin-off or other similar corporate change, the number and type of shares to which the Restricted Stock Units held by you relate may be adjusted appropriately.

10. Effect of Change in Control. At the date of a Change in Control (as defined in the Plan) all outstanding and unvested Restricted Stock Units granted hereunder shall immediately vest and become payable in accordance with their terms, including payout of the dividend equivalents accumulated through the date of the Change in Control.

11. Amendment; Waiver. The terms and conditions of this Agreement may be amended by the Company, provided, however, that (i) no such amendment shall be adverse to you; and (ii) the amendments must be permitted under the Plan. The failure to exercise, or any delay in exercising, any right, power or remedy under this Agreement shall not waive any right, power or remedy which the Company has under this Agreement.

12. No Rights. You shall have no rights as a holder of PepsiCo Common Stock with respect to the Restricted Stock Units granted hereunder unless and until certificates for shares of Common Stock are issued to you.

13. Notices. Any notice to be given to PepsiCo under the terms of this Agreement shall be addressed to PepsiCo at Purchase, New York 10577, Attention: Vice President, Compensation, or such other address as PepsiCo may hereafter designate to you. Any such notice shall be deemed to have been duly given when personally delivered, addressed as aforesaid, or when enclosed in a properly sealed envelope or wrapper, addressed as aforesaid, and deposited, postage prepaid, with the federal postal service.

14. Binding Effect.

(a) This Agreement shall be binding upon and inure to the benefit of any assignee or successor in interest to PepsiCo, whether by merger, consolidation, restructuring or the sale of all or substantially all of PepsiCo’s assets. PepsiCo will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of PepsiCo expressly to assume and agree to perform this Agreement in the same manner and to the same extent that PepsiCo would be required to perform if no such succession had taken place.

(b) This Agreement shall be binding upon and inure to the benefit of you or your legal representative or any person to whom the Restricted Stock Units may be transferred by will or the applicable laws of descent and distribution.

15. Plan Controls. The Restricted Stock Units and the terms and conditions set forth herein are subject in all respects to the terms and conditions of the Plan and any guidelines, policies or regulations which govern administration of the Plan, which shall be controlling. PepsiCo reserves its rights to amend or terminate the Plan at any time without your consent; provided, however, that Restricted Stock Units outstanding under the Plan at the time of such action shall not be adversely affected thereby. All interpretations or determinations of the Board or its delegate shall be final, binding and conclusive upon you (and your legal representatives or any recipient of a transfer of the Restricted Stock Units) on any question arising hereunder or under the Plan or other guidelines, policies or regulations which govern administration of the Plan.

16. Severability or Reform by Court. In the event that any provision of this Agreement is deemed by a court to be broader than permitted by applicable law, then such provision shall be reformed (or otherwise revised or narrowed) so that it is enforceable to the fullest extent permitted by applicable law. If any provision of this Agreement shall be declared by a court to be invalid or unenforceable to any extent, the validity or enforceability of the remaining provisions of this Agreement shall not be affected.

17. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of North Carolina, without giving effect to conflict of laws principles.

18. Entire Agreement. This Agreement constitutes the entire understanding between the parties of this Agreement.

Please indicate your understanding and acceptance of the foregoing by signing and returning a copy of this Agreement.

PEPSICO, INC.

By:
[Name / Title]

ATTEST:

[Name / Title]	Date

I confirm my understanding of the foregoing and accept the Restricted Stock Units described above subject to the terms and conditions described herein.
[Name]	Date

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